UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2020, AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company), announced that Edward Myles will no longer be serving as the Company’s Chief Operating and Chief Financial Officer. Brian Piekos, AMAG’s Senior Vice President of Finance, has been appointed to serve as the Company’s interim Chief Financial Officer (and as interim principal financial officer and principal accounting officer). The Company also announced that Anthony Casciano has been appointed as the Company’s Chief Operating Officer (and as principal operating officer) and will also retain his current responsibilities, including leading the Company’s commercial operations. Both appointments are effective immediately.

Mr. Myles’ will be entitled to those severance and benefits provided in connection with his employment agreement and retention arrangements with the Company, as described in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”).

Mr. Piekos, age 45, joined AMAG in 2015 and has held a number of senior management positions with the Company. In his most recent role as Senior Vice President of Finance, Mr. Piekos has provided oversight of AMAG’s financial planning and reporting, tax, treasury and strategic sourcing processes. He has more than 20 years of corporate finance experience including strategic planning, financial reporting and capital market activities. Prior to AMAG, he held positions of increasing responsibility at Cubist Pharmaceuticals. Mr. Piekos began his career in investment banking having served as Vice President at Leerink Partners and as an analyst at Needham & Company.

Mr. Casciano, age 43, brings more than 20 years of commercial experience within the pharmaceutical industry. He joined AMAG in September 2016 and has since held positions of increasing responsibility with the Company. In his role as Chief Operating Officer, he will oversee technical operations, global supply chain, information technology and all commercial activities for the Company. Prior to AMAG, Mr. Casciano spent 16 years career at Sanofi, where he held multiple commercial leadership roles across a range of departments and therapeutic areas.

In connection with his promotion to Chief Operating Officer, Mr. Casciano’s salary will be increased to $475,000. He will otherwise continue to be entitled to his compensation arrangements and benefits as described in the Proxy Statement. In connection with his taking on the interim roles described above, Mr. Piekos will receive a monthly stipend of $4,000 as additional compensation for these increased responsibilities. There are no arrangements or understandings between Mr. Piekos or Mr. Casciano and any other persons pursuant to which Mr. Piekos or Mr. Casciano was elected as the Company’s interim Chief Financial Officer or the Company’s Chief Operating Officer, respectively. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Piekos or Mr. Casciano and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Piekos or Mr. Casciano and the Company that would be required to be reported.

Item 7.01. Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release regarding the departure of Mr. Myles and the appointment of Mr. Piekos and Mr. Casciano. The Company’s press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of AMAG Pharmaceuticals Inc., dated June 11, 2020 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Chief Business Officer & Corporate Secretary

Dated:	June 11, 2020

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